Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered as of January 13, 2025 (the “Execution Date”), by and between (i) TPC INVESTMENTS SOLUTIONS LP, a Delaware limited partnership, and TPC INVESTMENTS SOLUTIONS CO-INVEST LP, a Delaware limited partnership (each, an “Investor” and collectively, the “Investors”) and (ii) VERASTEM, INC., a Delaware corporation (the “Company”). The Investors and the Company are referred to herein, collectively, as the “Parties” and each, individually, as a “Party”.

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, each of the Parties (or their respective Affiliates (as defined in the Note Purchase Agreement)) have executed that certain Note Purchase Agreement with each of the other signatories thereto (the “Note Purchase Agreement”);

WHEREAS, in consideration of and in connection with the Note Purchase Agreement, the Company desire to sell, and the Investors desire to purchase, certain shares of the Company’s common stock (“Common Stock”), pursuant to the terms and conditions set forth herein; and

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the Parties agree as follows:

Section 1             Purchase and Sale of Shares.

(a)           Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, at the Closing (as defined below) that number of shares of Common Stock set forth opposite each Investor’s name on Exhibit A, at a purchase price of $5.2931 per share (the “Purchase Price”). The shares of Common Stock issued to the Investors at the Closing shall be referred to in this Agreement as the “Shares.”

(b)           The purchase and sale of Shares at the Closing shall take place remotely via the exchange of documents and signatures, on the date of this Agreement at such time as is mutually agreed upon, orally or in writing, by the Company and the Investors (which time and place are designated as the “Closing”).

(c)           At the Closing, the Company shall deliver to each Investor a certificate or evidence of book-entry position (as determined by such Investor) with the Company’s transfer agent representing the Shares being purchased by such Investor at the Closing against payment of the purchase price therefor by wire transfer to an account designated by the Company in immediately available funds.

Section 2             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as of the Execution Date and the Closing Date that:

(a)           The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)           This Agreement has been duly authorized, validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)           The Shares have been duly reserved for issuance and when issued, sold and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws (subject to the terms of this Agreement) and liens or encumbrances created by or imposed by an Investor (if any).

(d)           Except as otherwise disclosed to the Investors, the issuance of shares of Common Stock upon the exercise of outstanding warrants of the Company, or sales in connection with the payment or withholding of income taxes due to the vesting/settlement of equity awards, the Company is not aware of any pending, planned or contemplated significant sale or other disposition of shares of Common Stock by the Company or any of the Company’s Affiliates, including any of its Section 16 officers and directors and their family members or Affiliates.

Section 3             Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as of the Execution Date and the Closing that:

(a)           This Agreement has been duly authorized, validly executed and delivered by it and constitutes the legal, valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Investors who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(c)           It is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(d)           (i) It is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and it is acquiring the Shares for its own account for investment purposes and not with the view to any sale or distribution, (ii) it will not offer, sell or otherwise dispose of the Shares except under circumstances as will not result in a violation of applicable securities laws, (iii) it has had such opportunity as it has deemed adequate to ask questions of the Company and its representatives and to otherwise obtain from the Company such information regarding the Company, along with copies of all information from the Company that it deems necessary to permit it to evaluate the merits of accepting the Shares, (iv) it has such knowledge, sophistication and experience in business and financial matters to be able to evaluate the merits, risks and other considerations relating to the acquisition of the Shares; and (v) it understands and acknowledges that the Shares involves a high degree of risk.

(e)           It understands that the Shares will not be registered under the Securities Act at the time of issuance, that the Shares will be “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, it must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subject to the Company’s obligations set forth in Section 6(b), each Investor understands that the Shares may be notated with one or more legends required by the federal securities laws or the securities laws of any state, in each case, to the extent such laws are applicable to the Shares represented by the certificate, instrument or book-entry so legended, including as provided in Section 6.

(f)           It understands that the Shares are being issued and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and it’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investors set forth herein in order to determine the availability of such exemptions and the eligibility of the Investors to acquire the Shares.

Section 4             Covenants of the Parties.

(a)           The Company covenants that the Shares, when issued, sold and delivered in accordance with the terms set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than applicable state and federal securities laws and liens or encumbrances created by or imposed by the Investors.

(b)           The Company shall use its reasonable best efforts to cause the Shares to be admitted for trading on each securities exchange on which the Common Stock is listed on the date hereof.

(c)           The Investors and the Company shall each take all actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(d)           The Company shall prepare and file with the SEC after the Execution Date a shelf registration statement under the Securities Act which covers, permits, and allows for the resale by the Investors (or any of the Investors’ assigns pursuant to this Agreement, each an “Investor Party”), on a delayed or continuous basis and pursuant to the plan or method of distribution elected by the Investor Party, of the Registrable Shares and names such Investor Parties as the selling stockholders of such Registrable Shares (the “Registration Statement”). The Company shall cause such Registration Statement to be declared effective (or become automatically effective) by the SEC no later than May 15, 2025. The Company shall maintain the effectiveness of the Registration Statement until the earliest of: (i) such time all Registrable Shares have been resold, (ii) such time as all Registrable Securities covered by the Registration Statement otherwise cease to be Registrable Shares pursuant to the definition of Registrable Shares and (iii) the closing of a Corporate Reorganization. Each Investor Party shall promptly provide such information as may reasonably be requested by the Company, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of the Shares for resale under the Securities Act and in connection with the Company’s obligation to comply with federal and applicable state securities laws. It shall be a condition precedent to the obligations of the Company to file the Registration Statement that each Investor Party furnish to the Company (x) a customary completed selling stockholder questionnaire and (y) such further information regarding each Investor Party, the Shares held by the Investor Parties and the intended method of disposition of the Shares held by the Investor Party as shall be reasonably required to effect the effectiveness of the registration of the Shares. The Company shall cooperate with the Investor Parties to file, maintain, and make effective such Registration Statement and shall cooperate with each of the Investor Parties to facilitate the sale of the Shares by the Investor Parties pursuant to the Registration Statement. At any time upon the written request from an Investor Party (a “Shelf Takedown Request”) to the Company to effect a resale of all of a portion of such Investor Party’s Shares registered under the Registration Statement, the Company shall file a prospectus supplement as soon as practicable to add, amend and supplement the prospectus as contained in the Registration Statement as necessary for such purpose. There is no limit on the number of the Shelf Takedown Requests the Investor Party may make. In the event that the Registration Statement is no longer effective or may otherwise not be used by the Investor Parties to sell such Shares (except pursuant to a permitted Suspension Event, as defined in Section 4(f)), the Company shall promptly file a new Registration Statement (or a post-effective amendment thereto, including any prospectus supplements to the applicable prospectus contained in the new Registration Statement or the post-effective amendment) that permits the resale of such Shares by the Investor Parties and shall cause such Registration Statement (or post-effective amendment) to be effective as soon as reasonable practicable after filing and to remain effective pursuant to the terms of this provision set forth above. The Registration Statement shall be on Form S-3, if the Company is eligible to use such form, and the Company shall use its commercially reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. As used herein, “Corporate Reorganization” shall mean any (i) merger, consolidation or reorganization or other similar transaction or series of related transactions which results in the holders of the voting securities of the Company outstanding immediately prior thereto representing the owners, either directly or indirectly, of 50% or less of the combined voting power of the voting securities of and economic interests in the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (ii) the distribution of assets (by any method) to the holders of the Company’s equity securities following the completion of a sale, lease, exclusive license, transfer, conveyance or other disposition of all or substantially all of the assets of the Company; or (iii) sale of shares of equity securities of the Company by then-existing stockholders of the Company, in a single transaction or series of related transactions to a single person or entity, representing at least 50% of the voting power of the voting securities of and economic interests in the Company; provided, that with respect to subsections (i) and (iii) hereof, options and value appreciation or similar rights shall be excluded from such calculations for all purposes. As used herein, the term “Registrable Shares” means the Shares, including any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event), provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Registration Statement registering such Share under the Securities Act has been declared or becomes effective and such Share has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by the Company, (iii) such security is eligible to be sold pursuant to Rule 144 without condition or restriction, including without any limitation as to volume of sales, holding period and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance.

(e)           The Company agrees that, in the event that (i) the Registration Statement has not been declared effective by the SEC by May 15, 2025 or (ii) after such Registration Statement is declared effective by the SEC, is suspended by the Company or ceases to remain continuously effective as to all Shares for which it is required to be effective, other than, in each case, within the time period(s) permitted by Section 4(d) (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), for more than 20 consecutive days or more than 40 days in any period of 360 days during which the Registration Default remains uncured, the Company shall pay to each Investor Party 1.0% of the dollar amount of all Shares purchased under this Agreement and then held by such Investor Party for each 30-day period (a “Penalty Period”) (provided the payment amount shall increase by 1.0% of the applicable foregoing amount for each subsequent 30-day period following the initial 30-day period), or pro rata for any portion thereof, during which the Registration Default remains uncured; provided, however, that if an Investor Party fails to provide the Company with any information that is required to be provided in such Registration Statement with respect to such Investor Party as set forth herein, then the commencement of the Penalty Period described above shall be extended until five (5) Business Days following the later of (1) the date of receipt by the Company of such required information and (2) the later of (A) the date on which Company no longer has stale financial statements and (B) the deadline under the Exchange Act for filing financial statements for the relevant fiscal period with the SEC; and provided, further, that in no event shall the Company be required hereunder to pay to any Investor Party pursuant to this Agreement more than 3.0% of the dollar amount of all Shares purchased under this Agreement in any Penalty Period and in no event shall the Company be required hereunder to pay to any Investor Party pursuant to this Agreement an aggregate amount that exceeds 10.0% of the dollar amount of all Shares purchased under this Agreement. The Company shall deliver said cash payment to the applicable Investor Party by the fifth Business Day after the end of such Penalty Period.

(f)           Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require an Investor Party not to sell under the Registration Statement or suspend the use of any such Registration Statement, if the board of directors of the Company determines in good faith that either in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (i) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two occasions or for a period of more than 45 consecutive days or more than a total of 60 calendar days, in each case in any 360-day period and (ii) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor Parties of such securities as soon as practicable thereafter.

(g)           Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Investor Party agrees that (1) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor Parties receive copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena.

(h)           The Company may request from each Investor Party such additional information as the Company may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor Party to acquire the Shares, and the Investor Party shall promptly provide such information as may reasonably be requested.

(i)           At any time during the period commencing from the six (6) month anniversary of the Closing and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company fails to satisfy any condition set forth in Rule 144(c)(1) (a “Public Information Failure”) then, in addition to such Holder’s other available remedies, the Company shall pay to such Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Shares, an amount in cash equal to two percent (2.0%) of the Purchase Price of such Holder’s Shares on the day of a Public Information Failure and on every 30th day (prorated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required  for Holder to transfer the Shares pursuant to Rule 144.  The payments to which a Holder shall be entitled pursuant to this Section 7(k) are referred to herein as “Public Information Failure Payments.”  Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.  In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Holder’s right to pursue actual damages for the Public Information Failure, and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(j)           To the extent permitted by law, the Company shall indemnify each Investor Party and each person, individual, corporation, limited liability company, partnership or trust (“Person”) controlling such Investor Party within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 4(l) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Investor Party and each Person controlling such Investor Party, for reasonable and documented legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor Party for use in preparation of any Registration Statement, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Investor Party to comply with the covenants and agreements contained in this Agreement respecting sales of Shares.

(k)           Each Investor Party will severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 4(l) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for reasonable and documented legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor Party for use in preparation of any Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, a Investor Party’s aggregate liability pursuant to this Section 4(k) and Section 4(m) shall be limited to the net amount actually received by the Investor Party from the sale of its Shares.

(l)           Each party entitled to indemnification under this Section 4 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld, conditioned or delayed). No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(m)           If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(n)           Each Investor agrees that, prior to the Maturity Date (as defined in the Note Purchase Agreement), neither it nor any of its controlled Affiliates will knowingly lend any Shares to a third party for purposes of covering such third party’s short position in the Common Stock.

Section 5             Participation Rights.

(a)           For a period of three (3) years from the date hereof, if the Company proposes to undertake an offering of shares of Common Stock, or any instruments convertible into shares of Common Stock, which, when considered as part of any broader related transaction or transactions, as applicable, is primarily for capital raising purposes (excluding any issuances of Common Stock or instruments convertible into shares of Common Stock made (i) in connection with a collaboration, technology license, development or other similar agreements or strategic acquisition or partnership, (ii) pursuant to an at the market offering program, including pursuant the Sales Agreement, dated August 2, 2021, by and between the Company and Cantor Fitzgerald & Co., or (iii) pursuant to a private placement or registered direct offering in connection with which no placement agent is appointed) (such proposed offering, an “Offering”), the Company shall, within a reasonable period of time preceding the consummation of the Offering, provide written notice to the Investors of such Offering, including the material terms of such offering (the “Offer Notice”).

(b)           The Investors will be granted the opportunity, but not the obligation, to purchase shares of Common Stock, or such instruments convertible into shares of Common Stock, as applicable, to be sold in such Offering (without regard to the exercise of any over-allotment option) at the same price per security at which the securities offered in the offering are being offered to investors before excluding underwriters’ discounts and commissions or placement agent fees, as applicable (the “Offering Price”) and otherwise on terms at least as favorable as those granted to any other participant in the Offering, that would in the aggregate (and collectively between all Investors) equal a purchase price of up to $2.5 million (such right, the “Offering Participation Right”). The Offering Participation Right shall terminate and expire on the earlier to occur of: (i) date that is three (3) years from the date hereof and (ii) the date that the Offering Participation Right has been exercised in full.

(c)           If an Investor desires to exercise its Offering Participation Right, then such Investor must provide a written notice to the Company by not later than 4:00 p.m. (New York City time) on the second (2nd) Business Day following receipt of the Offer Notice, stating the amount of such Investor’s elected participation. If the Company receives no such notice from such Investor within the time period set forth herein, such Investor shall be deemed to have notified the Company that it does not elect to exercise its Offering Participation Right and the Company shall be free to sell such securities in the Offering; provided that the terms of the Offering remain substantially the same as those stated in the Offer Notice. Subject to compliance with all applicable securities laws and regulations, the Investor Parties may apportion any securities to be purchased pursuant to their rights in this Section 5 in such proportion as they deem appropriate among themselves and any of their respective Affiliates.

(d)           Notwithstanding the foregoing, in the event that (i) the Company is advised by the SEC, the Financial Industry Regulatory Authority (“FINRA”), any stock exchange on which the Company’s shares are to be traded (“Exchange”) or any other regulatory body (or any of their staffs), or (ii) outside counsel for the Company or the Company’s underwriters reasonably determine that the offering or sale of such securities to the Investors as described above in this Section 5 would violate any applicable federal or state securities laws or the applicable rules or regulations of the SEC, FINRA, Exchange, or any other applicable regulatory body, then no Investor shall be entitled to exercise its Offering Participation Right with respect to such Offering.

(e)           The Company and the Investors hereby acknowledge that: (i) all offers to be made to the Investors pursuant to this Agreement shall be conducted in compliance with all federal and state securities laws and regulations and all applicable rules, regulations and policies of the SEC, any exchange on which the Company’s shares are listed, or any other regulatory body; (ii)  nothing in this Section 5 constitutes an offer or the commitment by any Person (as defined below) to purchase any securities in any offering, and (iii) the rights of the Investors under this Section 5 to purchase securities in an offering will be conditioned upon the completion of any such Offering.

Section 6             Legend.

(a)           Each Investor understands that the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

(b)           The Company shall, at its sole expense, upon appropriate notice from any Investor Party stating that Shares have been sold pursuant to an effective Registration Statement, promptly (but in any event within the applicable settlement period in effect at the time of such sale) prepare and deliver certificates or book-entry shares representing the Shares to be delivered to a transferee pursuant to the Registration Statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Investor Party may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the Registration Statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective Registration Statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. An Investor Party may request that the Company remove, and the Company agrees to cause the removal of, any legend from such Shares, following the delivery by an Investor Party to the Company or the Company’s transfer agent of a legended certificate representing such Shares (or a request for legend removal, in the case of Shares issued in book-entry form): (i) following any sale of such Shares pursuant to Rule 144, (ii) if such Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time that the Registration Statement is declared effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than three (3) Business Days (or, if shorter, the applicable settlement period in effect at the time of such request if made in connection with the sale of Shares) following the delivery by an Investor Party to the Company or the Company’s transfer agent of a legended certificate representing such Shares (or a request for legend removal, in the case of Shares issued in book-entry form), deliver or cause to be delivered to such Investor Party a certificate representing such Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Investor Party. Certificates for Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Investor Parties by crediting the account of the Investor Party’s prime broker with the Depository Trust Company (“DTC”) as directed by such Investor Party. The Company warrants that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If an Investor Party effects a transfer of the Shares in accordance with this Section 6(b), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Investor Party to effect such transfer. Such Investor Party hereby agrees that the removal of the restrictive legend pursuant to this Section 6(b) is predicated upon the Company’s reliance that such Investor Party will sell any such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c)           Immediately prior to the Closing, each Investor, together with its Affiliates and any other persons acting as a group together with such Investor and any of its Affiliates, beneficially owned the number of shares of Common Stock set forth opposite each Investor’s name on Exhibit A hereto (as such ownership is calculated pursuant to the rules of Nasdaq).

(d)           If an Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase or acquisition, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of such Investor’s jurisdiction.

Section 7             Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) at the time of transmission if sent by facsimile or e-mail (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6).

If to the Investors:

TPC Investments Solutions LP

TPC Investments Solutions Co-Invest LP

c/o Oberland Capital Management LLC

1700 Broadway, 37th Floor

New York, NY 10019

Attention:     Kristian Wiggert

Telephone:   (202) 257-5850

Email: kwiggert@oberlandcapital.com

If to the Company:	Verastem, Inc. 117 Kendrick Street, Suite 500 Needham, MA 02494 Attention: Daniel Calkins Email: dcalkins@verastem.com

Section 8             Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 9             Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. The Company may not assign (including through a merger) or transfer any of its rights or obligations under this Agreement without the prior written consent of the Investor Parties. An Investor Party may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Company, except that an Investor Party may assign any of its rights or obligations under this Agreement (i) to any Eligible Assignee (as defined in the Note Purchase Agreement), and (ii) after the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement), to any Person. Any assignment or transfer in violation of this Section 9 shall be null and void ab initio.

Section 10             No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 11             Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 12             Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by the Company and the Investor Parties. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 13             Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 14             Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in New York City, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 15             Waiver of Jury Trial. Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action; (b) such Party has considered the implications of this waiver; (c) such Party makes this waiver voluntarily; and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 15.

Section 16             Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), each of which will have the same legal effect as delivery of an original signed copy of this Agreement.

Section 17             No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement on the Execution Date.

TPC INVESTMENTS SOLUTIONS LP,
a Delaware limited partnership

By:	/s/ David Dubinsky
	Name:	David Dubinsky
	Title:	Authorized Signatory

TPC INVESTMENTS SOLUTIONS CO-INVEST LP,
a Delaware limited partnership

By:	/s/ David Dubinsky
	Name:	David Dubinsky
	Title:	Authorized Signatory

IN WITNESS WHEREOF, the Parties hereto have executed this Stock Purchase Agreement on the Execution Date.

VERASTEM, INC.,
a Delaware corporation

By:	/s/ Daniel Paterson
	Name:	Daniel Paterson
	Title:	President and Chief Executive Officer

EXHIBIT A

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